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                                                                    EXHIBIT 99.3

                         BLUE RIDGE REAL ESTATE COMPANY
                             BIG BOULDER CORPORATION

                          NOMINEE HOLDER CERTIFICATION

      The undersigned, a bank, broker, trustee, depositary or other nominee of subscription rights (the "Rights") to subscribe for and purchase shares of Blue Ridge Real Estate Company ("Blue Ridge") and Big Boulder Corporation's ("Big Boulder") (collectively the "Company(`s)") common stock, without par value, stated value $0.30 per combined share pursuant to the rights offering (the "Rights Offering") described in the Company's prospectus dated __________, 2005, (the "Prospectus"), hereby certifies to the Company and to HSBC Bank USA, National Association, as Subscription Agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) of beneficial owners of Rights who have subscribed for the purchase of additional shares of our common stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

                                                                                     NUMBER OF SHARES SUBSCRIBED FOR
           NUMBER OF SHARES OWNED ON THE      RIGHTS EXERCISED PURSUANT TO BASIC      PURSUANT TO OVER-SUBSCRIPTION
                    RECORD DATE                     SUBSCRIPTION PRIVILEGE                      PRIVILEGE
1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

Provide the following information, if applicable:

Depository Trust Company ("DTC")
Participant Number

By:
Name:
Title:

DTC Basic Subscription Confirmation
Number(s)